Exhibit 99.1

Packaging Corporation of America – DeRidder, LA Mill Incident

Lake Forest, IL, February 8, 2017 – Packaging Corporation of America (NYSE: PKG): At approximately 11:10 am CST, Wednesday, February 8th, there was an explosion at our DeRidder, LA paper mill. The incident involved annual repair work being performed on piping in the pulp mill area and resulted in three contractor fatalities. The cause of the incident is under investigation.

Our primary concern is for the safety and well-being of the people working on our site. The top priorities at this time are the notification of families of the deceased contractors and investigation of the incident with authorities.

At the time of the incident, the D1 machine was down for its annual outage and the D3 machine was running and continues to operate. The current assessment indicates that the annual outage work is expected to be delayed by up to one week and the mill will then resume full operation. Further information will be provided, as appropriate, when it becomes available.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS: (877) 454-2509

PCA’s Website: www.packagingcorp.com

Cautionary Note on Forward-Looking Statements

Some of the statements in this press release are forward-looking statements. These forward looking statements include statements about the potential effect of the explosion described in this release and our assessment regarding mill operations. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: difficulties in completing the annual outage or repairs at the mill; our investigation of the incident; regulatory actions or requirements; the impact of general economic conditions; containerboard and corrugated products general industry conditions, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.